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                                                                   Exhibit 23.24

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce of our report dated October 22, 2001, except for the subsequent event contained in Note 4 which is as of March 8, 2002, relating to the financial statements of Vale Overseas Limited, which appears in such Statement.


/s/ PricewaterhouseCoopers
---------------------------
PricewaterhouseCoopers
Auditores Independentes


Rio de Janeiro, Brazil
March 21, 2002